                                                                     Exhibit 3.1


                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                      OF


            SERIES A AND SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE

                                PREFERRED STOCK

                                      OF

                       CROWN CASTLE INTERNATIONAL CORP.


             ______________________________________________________
                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware
             ______________________________________________________

          Crown Castle International Corp. (the "Corporation"), a corporation
                                                 -----------
organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article IV of its Certificate of Incorporation (the "Certificate of Incorporation") and in
                                       ----------------------------
accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, on September 14, 1999 the Board of Directors of the Corporation duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of 200,000 shares of Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share and 200,000 shares of Series B Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, (collectively, the "Convertible Preferred Stock"), in each case having the following voting powers,
 ---------------------------
preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

          1.      Certain Definitions.
                  -------------------

          Unless the context otherwise requires, the terms defined in this
Section 1 shall have, for all purposes of this Certificate of Designations, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

          Accrued Dividends. The term "Accrued Dividends" shall have the
          -----------------
meaning set forth in Section 4(d) below.

          Additional Dividends. The term "Additional Dividends" shall mean all
          --------------------
Additional Dividends (as defined in the Registration Rights Agreement) then accrued and owning under Section 5 of the Registration Rights Agreement.

          Adjusted Conversion Price. The term "Adjusted Conversion Price" shall
          -------------------------
have the meaning set forth in Section 6(q) below.

          Affiliate. The term "Affiliate" of any specified Person shall mean
          ---------
any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          Board of Directors. The term "Board of Directors" shall mean the
          ------------------
Board of Directors of the Corporation.

          Business Day. The term "Business Day" shall mean a day other than a
          ------------
Saturday or Sunday or any federal holiday.

          Capital Stock. The term "Capital Stock" shall mean (i) in the case of
          -------------
a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          CCUK. The term "CCUK" shall mean Crown Castle Holdings Limited (f/k/a
          ----
Castle Transmission Services (Holdings) Ltd.)

          Change of Control. The term "Change of Control" shall mean the
          -----------------
occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal; (2) the adoption of a plan relating to the liquidation or dissolution of the Corporation; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Corporation (measured by voting power rather than number of shares); provided that transfers of Equity Interests in the Corporation between or among the beneficial owners of the Corporation's Equity Interests and/or Equity Interests in CCUK, in each case as of the date hereof, will not be deemed to cause a Change of Control under this clause (3) so long as no single Person together with its Affiliates acquires a beneficial interest in more of the Voting Stock of the Corporation than is at the time collectively beneficially owned by the Principals and their Related Parties; (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (5) the Corporation consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Corporation, in any such event pursuant to a transaction in which any of the outstanding Common Stock of the Corporation is converted into or exchanged for cash, securities or other property, other than any such transaction where: (a) the Voting Stock of the Corporation outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or (b) the Principals and their Related Parties own a majority of such outstanding shares after such transaction.

          Change of Control Conversion Date. The term "Change of Control
          ---------------------------------
Conversion Date" shall have the meaning set forth in Section 6(q) below.

          Change of Control Conversion Period. The term "Change of Control
          -----------------------------------
Conversion Period" shall have the meaning set forth in Section 6(q) below.

          Common Equity. The term "Common Equity" shall mean all shares now or
          -------------
hereafter authorized of any class of common stock of the Corporation, including the Common Stock and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that have the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

          Common Stock. The term "Common Stock" shall mean the Common Stock,
          ------------
par value $.01 per share, of the Corporation.

          Continuing Directors. The term "Continuing Directors" shall mean, as
          --------------------
of any date of determination, any member of the Board of Directors who: (1) was a member of such Board of Directors on the Initial Issue Date; (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or (3) is a designee of a Principal or was nominated by a Principal.

          Conversion Date. The term "Conversion Date" shall have the meaning
          ---------------
set forth in Section 6(b) below.

          Conversion Rate. The term "Conversion Rate" shall mean, as of any
          ---------------
date, the number of shares of Common Stock issuable upon conversion of one share of Convertible Preferred Stock, determined by dividing the Liquidation Preference, plus all accrued and unpaid dividends thereon to the date of conversion, of such share of Convertible Preferred Stock as of such date by the Conversion Price then in effect.

          Conversion Price. The term "Conversion Price" shall initially mean
          ----------------
$26.875 and thereafter shall be subject to adjustment from time to time pursuant to the terms of Section 6 below. The Conversion Price shall be rounded to three decimal places.

          Current Market Price. The term "Current Market Price" shall mean,
          --------------------
with respect to any particular security on any date of determination, the average over the 10 Trading Days ending on the date immediately preceding the date of such determination of the last reported sale price, or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the Nasdaq National Market) on which such security is listed or admitted for trading; provided, however, that if any event (other than a Change of Control) that results in an adjustment of the Conversion Rate occurs during the period beginning on the first day of such 10-day period and ending on the date immediately preceding the date of determination, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted as necessary to reflect the occurrence of such event or, if such security is not listed on any exchange or admitted for trading on the Nasdaq Stock Market, the Current Market Price of such security shall be the last reported bid price for such security on the date preceding the date of such determination provided by a New York Stock Exchange member firm designated by the Corporation or, if no such member firm can provide such a bid price, as determined in good faith by a majority of the independent directors of the Corporation.

          Depositary. The term "Depositary" shall mean United States Trust
          ----------
Company of New York, in its capacity as the Depositary under the Deposit Agreement, and any successor thereto named pursuant to the Deposit Agreement.

          Deposit Agreement. The term "Deposit Agreement" shall mean that
          -----------------
certain Deposit Agreement, dated as of November 19, 1999, by and between the Corporation and the Depositary, for the benefit of the Investor, as amended from time to time.

          Determination Date. The term "Determination Date" shall have the
          ------------------
meaning assigned to it in Section 6(k).

          Discounted Current Market Price. The term "Discounted Current Market
          -------------------------------
Price" shall mean with respect to a dividend payment date, the product of (x) 97% and (y) the closing bid price for the Common Stock as reported by the Nasdaq National Market, or the principal securities exchange or other securities market on which the Common Stock is then being traded, on the fourth Trading Day preceding such dividend payment date.

          Distribution Date. The term "Distribution Date" shall have the
          -----------------
meaning set forth in Section 4(b) below.

          Dividend Amount. The term "Dividend Amount" shall have the meaning
          ---------------
set forth in Section 4(b) below.

          Dividend Payment Date. The term "Dividend Payment Date" shall have
          ---------------------
the meaning set forth in Section 4(a) below.

          Dividend Period. The term "Dividend Period" shall mean the period
          ---------------
from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each quarterly period from, and including, the preceding Dividend Payment Date to, but not including the next Dividend Payment Date.

          Equity Interests. The term "Equity Interests" shall mean Capital
          ----------------
Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          Exchange Act. The term "Exchange Act" shall mean the Securities
          ------------
Exchange Act of 1934 and the rules and regulations promulgated from time to time thereunder, as the same may be amended from time to time.

          Executive Officer. The term "Executive Officer" shall mean any
          -----------------
officer of the Corporation that would be deemed to be an "executive officer" within meaning of the rules and regulations of the Securities and Exchange Commission.

          Excess Proceeds. The term "Excess Proceeds" shall have the meaning
          ---------------
assigned to it in Section 4(b) hereof.

          Extra Dividends. The term "Extra Dividends" shall have the meaning
          ---------------
set forth in Section 4(d) hereof.

          Fair Market Value. The term "Fair Market Value" shall be determined
          -----------------
in accordance with Section 6(m) hereof.

          GAAP. The term "GAAP" shall mean generally accepted accounting
          ----
principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Initial Issue Date.

          Holder. The term "Holder" shall mean the record holder of one or more
          ------
shares of Convertible Preferred Stock, as shown on the books and records of the Corporation.

          Initial Issue Date. The term "Initial Issue Date" shall mean the date
          ------------------
that shares of Convertible Preferred Stock are first issued by the Corporation.

          Investor. The term "Investor" shall mean SFG-P Inc., a Delaware
          --------
corporation and a wholly owned subsidiary of GE Capital Services Structured Finance Group, Inc., or an Affiliate thereof directly or indirectly controlled by the Parent.

          Junior Securities. The term "Junior Securities" shall mean any class
          -----------------
of stock the terms of which do not expressly provide that it ranks senior to, or on parity with, the Convertible Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation. The term "Junior Securities" shall include any options, warrants or rights to purchase any Junior Securities. The Corporation's Common Stock shall be Junior Securities.

          Liquidation Preference. The term "Liquidation Preference" shall mean
          ----------------------
$1,000 per share of Convertible Preferred Stock.

          Market Capitalization. The term "Market Capitalization" shall mean,
          ---------------------
as of any date, the product of (x) the Current Market Price of the Common Stock as of such date multiplied by (y) the number of shares of Common Stock outstanding as of such date.

          Officer's Certificate. The term "Officer's Certificate" shall mean a
          ---------------------
certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the principal accounting officer or an executive vice president of the Corporation that meets the requirements of
Section 12 hereof.

          Parent. The term "Parent" shall mean General Electric Company, a New
          ------
York corporation.

          Parity Securities. The term "Parity Securities" shall mean any class
          -----------------
or series of stock of the Corporation authorized after the Initial Issue Date the terms of which expressly provide that such class or series of stock will rank on parity with the Convertible Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation. The term "Parity Securities" shall include any options, warrants or rights to purchase any Parity Securities.

          Permitted Interruption. shall have the meaning assigned to such term
          ----------------------
in the Registration Rights Agreement.

          Permitted Senior Stock. The term "Permitted Senior Stock" shall mean
          ----------------------
up to an aggregate of $400.0 million in aggregate liquidation preference of Senior Securities established hereafter by the Corporation's Board of Directors, which maximum amount shall include all additional amounts paid as in-kind dividends thereon.

          Permitted Transferee. The term "Permitted Transferee" shall mean any
          --------------------
Person that is directly or indirectly controlled by the Parent.

          Person. The term "Person" shall mean any individual, corporation,
          ------
limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          Principals. The term "Principals" shall mean Berkshire Fund III,
          ----------
Limited Partnership; Berkshire Fund IV, Limited Partnership; Berkshire Investors LLC; Berkshire Partners LLC; Centenial Fund IV, L.P.; Centenial Fund V, L.P.; Centenial Entrepreneurs Fund V, L.P.; Nassau Capital Partners II, L.P.; NAS Partners I, L.L.C., and TdF and any Related Party of the foregoing.

          Purchase Agreement. The term "Purchase Agreement" shall mean that
          ------------------
certain Purchase Agreement, dated as of November 19, 1999, between the Corporation and the Investor.

          Record Date. The term "Record Date" shall have the meaning set forth
          -----------
in Section 4(a) below.

          Related Party. The term "Related Party" with respect to any Principal
          -------------
shall mean: (x) any controlling stockholder, 80% (or more) owned Subsidiary of such Principal; or (y) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (x).

          Registration Rights Agreement. The term "Registration Rights
          -----------------------------
Agreement" shall mean that certain Registration Rights Agreement, dated as of November 19, 1999, among the Corporation, the Depositary and the Investor.

          Replacement Senior Stock. The term "Replacement Senior Stock" shall
          ------------------------
mean up to $200.0 million in aggregate liquidation preference of shares of preferred stock established after the Initial Issue Date by the Board of Directors to replace either the Corporation's outstanding 12-3/4% Senior Exchangeable Preferred Stock due 2010 once retired (through exchange or otherwise) or any Replacement Senior Stock issued in accordance with this Certificate of Designations once retired, in each case the terms of which expressly provide that (i) the aggregate dividends payable thereon shall not exceed 12-3/4% (compounding annually) over a ten year period in respect of $200.0 million and (ii) such class or series will rank senior to the Convertible Preferred Stock as to dividend rights and rights upon liquidation, winding up and dissolution of the Corporation.

          Rights. The term "Rights" shall mean securities, rights, options or
          ------
warrants entitling a holder thereof to subscribe for or purchase any shares of Common Stock or any securities convertible or exchangeable into Common Stock of the Corporation.

          SEC. The term "SEC" shall mean the Securities and Exchange
          ---
Commission.

          Securities Act. The term "Securities Act" shall mean the Securities
          --------------
Act of 1933, as amended.

          Senior Securities. The term "Senior Securities" shall mean the
          -----------------
Corporation's outstanding 12-3/4% Senior Exchangeable Preferred Stock due 2010, any Replacement Senior Stock, any Permitted Senior Stock and any class or series of stock of the Corporation permitted to be issued in the future the terms of which expressly provide that such class or series of stock will rank senior to the Convertible Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation.

          Series A Convertible Preferred Stock. The term "Series A Convertible
          ------------------------------------
Preferred Stock" shall mean the Series A Convertible Preferred Stock to be issued to the Investor on the Initial Issue Date.

          Series B Convertible Preferred Stock. The term "Series B Convertible
          ------------------------------------
Preferred Stock" shall mean the Series B Convertible Preferred Stock to be issued (x) to any Person other than the Investor and (y) upon a transfer of the Series A Convertible Preferred Stock to a party other than a Permitted Transferee.

          Shortfall Amount. The term "Shortfall Amount" shall have the meaning
          ----------------
set forth in Section 4(b) below.

          Stockholder Agreement. The term "Stockholder Agreement" shall mean
          ---------------------
that certain Stockholders Agreement, dated as of August 21, 1998, as the same may be amended from time to time, among the Corporation and each of the Stockholders listed on Schedule I to the Stockholders Agreement.

          Subsidiary. The term "Subsidiary" shall mean, with respect to any
          ----------
person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).

          TdF. The term "TdF" shall mean Telediffusion de France International
          ---
S.A., as a stockholder of the Corporation.

          Trading Day. The term "Trading Day" shall mean any day on which the
          -----------
Common Stock is traded on the Nasdaq National Market (or on the principal securities exchange or other securities market on which the Common Stock is then being traded).

          Triggering Distribution. The term "Triggering Distribution" shall
          -----------------------
have the meaning assigned to it in Section 6(k).

          Voting Rights Trigger Event. The term "Voting Rights Trigger Event"
          ---------------------------
shall have the meaning set forth in Section 8(c) below.

          Voting Stock. The term "Voting Stock" shall mean with respect to any
          ------------
specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

          2.      Automatic Conversion. The Convertible Preferred Stock
                  --------------------
initially issued to the Investor will be issued as Series A Convertible Preferred Stock. Any Convertible Preferred Stock initially issued to any Person other than the Investor will be issued as Series B Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock shall automatically convert to one share of Series B Convertible Preferred Stock upon a sale or other transfer of such share of Series A Convertible Preferred Stock to a party other than a Permitted Transferee.

          3.      Ranking. The Convertible Preferred Stock will, with respect to
                  -------
dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to each class of

Junior Securities; (ii) on a parity with each class of Parity Securities; and
(iii) junior to each class of Senior Securities. The Corporation may not issue any Senior Securities, other than Permitted Senior Stock and Replacement Senior Stock, without the consent of the Holders of at least 66-2/3% of the outstanding shares of Convertible Preferred Stock, voting together as a single separate class.

          4.      Dividends.
                  ---------

          (a)     General. The Holders of shares of the Convertible Preferred
                  -------
Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors, cumulative preferential dividends from the Initial Issue Date accruing at the rate per share of 8.25% per annum, or $20.625 per share per quarter, payable quarterly in arrears on March 15, June 15, September 15 and December 15 in each year or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of
                                  ---------------------
record as of the immediately preceding February 28, May 31, August 31 and November 30 (each, a "Record Date"). The first dividend payment will be payable
                      -----------
on December 15, 1999 and, notwithstanding the foregoing sentence, will equal $6.19 per share of Convertible Preferred Stock. Dividends payable on the Convertible Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. Holders of the Convertible Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

          (b)     Series A Convertible Preferred Stock. Dividends on the Series
                  ------------------------------------
A Convertible Preferred Stock will be payable in cash, Common Stock, or any combination of cash and Common Stock, as follows:

                  (i) If the Corporation elects to pay all or part of a dividend on the Series A Convertible Preferred Stock in Common Stock, the Corporation shall (x) promptly notify the Holders of the Series A Convertible Preferred Stock of the Corporation's election to pay dividends in Common Stock, and (y) deliver to the Depositary on or prior to the applicable Dividend Payment Date:

                  (A) a sufficient number of duly authorized, validly issued and fully paid shares of Common Stock, free of preemptive or similar rights, that will, upon sale by the Depositary in accordance with instructions received from the Corporation, result in sufficient net cash proceeds to enable the Depositary to distribute cash to the Holders of the Series A Convertible Preferred Stock in an aggregate amount equal to the quarterly dividend payment then due, including, if applicable, any Extra Dividends accrued, pursuant to Section 4(d) hereof, if applicable, (collectively, the "Dividend Amount"), and
                         ---------------

                  (B) an opinion of counsel addressed to the Depositary and in form and substance reasonably acceptable to the Depositary, to the effect that the shares of Common Stock delivered to the Depositary have been duly authorized, fully paid and validly issued and delivered, and are free of preemptive rights and freely tradeable (by use of a prospectus under an effective shelf registration statement or otherwise) under the Securities Act, subject only to Permitted Interruptions.

                  (ii) The Corporation shall instruct the Depositary to sell all shares of Common Stock received by the Depositary from the Corporation as dividends on the Series A Convertible Preferred Stock as promptly as practicable pursuant to the terms of the Deposit Agreement.

                 (iii) The Corporation shall instruct the Depositary to distribute the net cash proceeds received by the Depositary from the sale of Common Stock to the Holders, in accordance with the Deposit Agreement on or prior to the 15/th/ day after the applicable Dividend Payment Date. The Holders of the Series A Convertible Preferred Stock will not receive any such shares of Common Stock.

                  (iv) If the proceeds from such sale do not result in a sufficient amount of cash to enable the Depositary to distribute the Dividend Amount to the Holders of the Series A Convertible Preferred Stock (such deficiency being referred to herein as the "Shortfall Amount"), the
                                                       ----------------
     Corporation shall promptly provide to the Depositary an amount of cash, and/or a sufficient number of additional shares of Common Stock to be sold and distributed as provided in this Section 4(b), and subject to this sentence, that, in the aggregate will yield an amount equal to the Shortfall Amount, and shall instruct the Depositary to distribute as promptly as practicable the cash and/or cash proceeds from such sale of Common Stock in an amount equal to the Shortfall Amount to the Holders of Series A Convertible Preferred Stock.

                  (v) If the proceeds from any such sale exceed the required dividend payment (the "Excess Proceeds"), the Corporation shall instruct
                            ---------------
     the Depositary to retain such Excess Proceeds and to apply such Excess Proceeds to the next succeeding distribution by the Depositary of the Dividend Amount.

                  (vi) The Corporation will be deemed to have paid the Dividend Amount on the applicable Dividend Payment Date if it delivers to the Depositary shares of Common Stock in accordance with Section 4(b)(i) on or prior to the Dividend Payment Date. In the event that the Holders of the Series A Convertible Preferred Stock do not receive the full Dividend Amount in cash on or prior to the date that is 15 days after such Dividend Payment Date (the "Distribution Date"), the unpaid portion of the Dividend
                        -----------------
     Amount shall be deemed to be unpaid from such Dividend Payment Date and shall accrue Extra Dividends from such Dividend Payment Date.

          (c)     Series B Convertible Preferred Stock. The Holders of shares of
                  ------------------------------------
the Series B Convertible Preferred Stock, if any, will be paid dividends, (i) in cash, (ii) through the issuance of a number of shares (rounded up or down to the nearest whole share) of Common Stock equal to the applicable Dividend Amount divided by the Discounted Current Market Price of the Common Stock, or (iii) any combination of cash and Common Stock, at the option of the Corporation. If the Corporation elects to pay all or part of a dividend on the Series B Convertible Preferred Stock in Common Stock, the Corporation shall deliver to the Holders of the Series B Convertible Preferred Stock on or prior to the applicable Dividend Payment Date a sufficient number of duly authorized, validly issued and fully paid shares of Common Stock, free of preemptive or similar rights, equal to the applicable Dividend Amount divided by the Discounted Current Market Price of the Common Stock.

          (d)     Accrual of Dividends; Accrual in Respect of Late Payments.
                  ---------------------------------------------------------
Dividends on the Convertible Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the applicable Dividend Payment Date for the quarter to which they relate. Accumulated unpaid dividends ("Accrued Dividends") will accrue and cumulate
                               -----------------
additional dividends (the "Extra Dividends") at the rate of 10.0% per annum
                           ---------------
(compounding quarterly) from the applicable Dividend Payment Date to the date of payment thereof in accordance with the terms hereof. Accrued Dividends, if any, may be paid on such dates as determined by the Board of Directors. The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Convertible Preferred Stock; provided,
                                                                    ---------
however, that no Extra Dividends will accrue if (x) the Corporation delivers a
-------
sufficient number of shares of Common Stock to the Depositary by the applicable Dividend Payment Date and (y) cash in the amount equal to the Dividend Amount is distributed to the Holders of Series A Convertible Preferred Stock by the Distribution Date, in each case in accordance with Section 4(b).

          (e)     Additional Dividends. Additional Dividends shall accrue with
                  --------------------
respect to the Convertible Preferred Stock in the amounts and manner specified in Section 5 of the Registration Rights Agreement in connection with certain registration defaults by the Corporation.

          5.      Distributions Upon Liquidation, Dissolution or Winding Up.
                  ---------------------------------------------------------

          Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's Capital Stock (a "reduction or decrease in capital
                                              --------------------------------
stock") after the payment in full of the outstanding debt obligations of the
-----
Corporation, each Holder of shares of the Convertible Preferred Stock shall be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference per share of Convertible Preferred Stock held by such Holder, plus Extra Dividends pursuant to Section 4(d) hereof and Additional Dividends (if any) to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Convertible Preferred Stock and all other Parity Securities are not paid in full, the Holders of Convertible Preferred Stock and the holders of Parity Securities will share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference and accumulated and unpaid dividends to which they are entitled. After payment in full of the Liquidation Preference and an amount equal to all accrued dividends and an amount equal to any Extra Dividends pursuant to Section 4(d) hereof and Additional Dividends (if any) to which Holders of Convertible Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations or other entities will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the affairs of the Corporation or reduction or decrease in capital stock.

          6.      Conversion Rights.
                  -----------------

          (a) Each Holder of shares of Convertible Preferred Stock shall have the right, at such Holder's option, to convert all or any portion of its shares of Convertible Preferred Stock into shares of Common Stock, which would have the same liquidation, voting and other rights as the outstanding shares of Common Stock, at any time, at the Conversion Rate per share calculated as of the close of business on the Conversion Date. The right to convert a share of the Convertible Preferred Stock called for redemption or delivered for repurchase will terminate at the close of business on the Business Day immediately preceding the redemption date for such Convertible Preferred Stock (unless the Corporation defaults in making the payment due upon redemption) or at the time of the repurchase (unless the Corporation fails to make such repurchase), as the case may be.

          (b) The right of conversion attaching to any share of Convertible Preferred Stock may be exercised by the Holder thereof by delivering the share of Convertible Preferred Stock to be converted to the Corporation, at its principal office or at such office or agency maintained by the Corporation for that purpose, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Corporation. The "Conversion Date" will be
                                                      ---------------
the date on which the share of Convertible Preferred Stock and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the Conversion Date, the Corporation shall issue and deliver to its transfer agent (i) a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, with any fractional shares rounded up to full shares or, at the Corporation's Option, with a payment in cash, determined as provided below, in lieu of any fraction of a share and (ii) if less than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares to be converted. Such certificate or certificates shall be delivered by the Corporation's transfer agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Corporation. All shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be fully paid and nonassessable and shall rank pari passu with the other shares of Common Stock outstanding from time to time. Any Convertible Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends (including Additional Dividends, if any) payable on such Dividend Payment Date on the Convertible Preferred Stock being surrendered for conversion. No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock, will be made upon conversion. In the case of any Convertible Preferred Stock that has been converted after any Record Date but before the next Dividend Payment Date, dividends that are payable on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividends (including Additional Dividends, if any) shall be paid to the Holder of such Convertible Preferred Stock on such Record Date. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the Conversion Date.

          (c) The Corporation shall not issue a fractional share of Common Stock upon conversion of Convertible Preferred Stock. Instead, the Corporation shall deliver a check for an amount equal to the applicable fraction of a share multiplied by the Current Market Price calculated as of the close of business on the Conversion Date, rounded to the nearest cent.

          (d) A Holder delivering Convertible Preferred Stock for conversion will not be required to pay any taxes or duties in respect of the issue or delivery of Common Stock on conversion but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the shares of Common Stock in a name other than that of the Holder of the Convertible Preferred Stock. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

          (e) The Corporation has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all outstanding shares of Convertible Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Convertible Preferred Stock shall be fully paid and nonassessable and free of preemptive or similar rights. The Corporation shall take all commercially reasonable steps to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Convertible Preferred Stock and shall take all commercially reasonable steps to list such shares on each national securities exchange or the Nasdaq National Market on which the Common Stock is listed or admitted for trading, if any.

          (f)     If the Corporation:

                  (i) pays a dividend (or makes a distribution) on its Common Stock in shares of its Common Stock;

                  (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (iv) makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

                  (v) issues any shares of its Capital Stock by reclassification of its Common Stock;

then the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of each share of Convertible Preferred Stock thereafter converted may receive the number of shares of Common Stock that he would have owned immediately following such action if he had converted Convertible Preferred Stock immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If, after an adjustment referred to in clauses (f)(i) through (v) above, a Holder of Convertible Preferred Stock upon conversion of it may receive shares of two or more classes of Capital Stock of the Corporation, then the Conversion Price shall be split into two or more components, as the case may be, and the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this
Section 6(f).

          (g) If the Corporation distributes any Rights to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share that is less than the Current Market Price per share of Common Stock on the record date of distribution of such Rights, the Conversion Price shall be adjusted in accordance with the formula:

                 C'= C x ((O + ((N x P) / M)) / (O + N))
where:

C'         =     the adjusted Conversion Price.

C          =     the Conversion Price as of the applicable record date.

O          =     the number of shares of Common Stock outstanding on the record date.

N          =     the number of additional shares of Common Stock offered (or into which the Rights so offered are convertible or exercisable).

P          =     the offering price per share of the additional shares of Common
                 Stock (or the conversion price per share of the Rights so offered).

M          =     the Current Market Price per share of Common Stock on the
                 record date.

The adjustment shall be made successively whenever any such Rights are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such Rights. If at the end of the period during which such Rights are exercisable, not all Rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued. For the purposes of this paragraph (g), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (h) If the Corporation distributes to all or substantially all holders of shares of its Common Stock (i) any evidence of indebtedness or other securities (other than shares of Common Stock) of the Corporation or any Subsidiary of the Corporation, (ii) any other assets (including securities, but excluding cash and those dividends, Rights and distributions referred to above in this Section 6) or (iii) Rights to subscribe for or purchase any of its securities

(excluding those referred to above in Section 6(g)), the Conversion Price shall be adjusted in accordance with the formula:

                 C'= C x ((M - F)/ M)
where:

C'         =     the adjusted Conversion Price.

C          =     the Conversion Price as of the applicable record date.

M          =     the Current Market Price per share of Common Stock as of the applicable record date.

F          =     the fair market value on the record date of the Capital Stock, indebtedness, other securities or other assets distributed per share of Common Stock, or of such Rights applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date).

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

               (i) If the Corporation issues shares of Common Stock to all or substantially all holders of shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Corporation issues such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                 C'= C x ((O + (P / M)) / A)
where:

C'         =     the adjusted Conversion Price.

C          =     the Conversion Price as of the applicable record date.

O          =     the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares.

P          =     the aggregate consideration received for the issuance of such additional shares.

M          =     the Current Market Price per share on the date of issuance of such additional shares.

A          =     the number of shares Common Stock outstanding immediately after the issuance of such additional shares.

The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This Section 6(i) does not apply to any transaction or issuance described in Section 6(g) or 6(h) above or Section 6(j) or 6(k) below. For the purpose of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (j) If the Corporation issues any securities convertible into or exchangeable for Common Stock (other than Convertible Preferred Stock or securities issued in transactions described in Sections 6(g), (h) or (i)) to all or substantially all holders of shares of Common Stock and for a consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities that is less than the Current Market Price per share on the date of issuance of such securities, the Conversion Price shall be adjusted in accordance with the formula:

C' = C x ((O + (P / M)) / (O + D))
where:

C'         =     the adjusted Conversion Price.

C          =     the then current Conversion Price.

O          =     the number of shares of Common Stock outstanding immediately prior to the issuance of such securities.

P          =     the aggregate consideration received for the issuance of such securities plus the aggregate consideration receivable upon exercise of all such securities.

M          =     the Current Market Price per share of Common Stock on the date of issuance of such securities.

D          =     the maximum number of shares deliverable upon conversion or in exchange for or upon exercise of such securities at the initial conversion, exchange or exercise rate.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price that would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities. For the purpose of this paragraph (j), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          (k) In case the Corporation shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all
                        -----------------------
holders of its Common Stock
cash in an aggregate amount that, together with the aggregate amount of all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 6 has been made, exceeds 7.5% of the product of the Current Market Price per share of Common Stock on the Business Day (the "Determination Date")
                                                          ------------------
immediately preceding the day on which such Triggering Distribution is declared by the Corporation multiplied by the number of shares of Common Stock outstanding on such date, the Conversion Price shall be adjusted in accordance with the following formula:

                               C' = C x ((M-D)/M)


               where:

               C'  =     the adjusted Conversion Price.

               C   =     the then current Conversion Price.

               M   =     the Current Market Price per share on the date of the
                         Triggering Distribution.

               D   =     the amount of cash (plus the fair market value of other
                         consideration) distributed to all or substantially all holders of Common Stock within the 12 months preceding the date of the payment of the Triggering Distribution
                         (including, without limitation, the Triggering
                         Distribution) applicable to one share of Common Stock
                         (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date).

               Such reduction shall become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. For the purpose of this paragraph (k), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

               (l) In addition, in the event that any other transaction or event occurs as to which the foregoing conversion price adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the Convertible Preferred Stock in accordance with the essential intent and principles of such provisions, then, in each such case, either (i) the Corporation shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Corporation or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Corporation, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Corporation or any of its Subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall determine, consistent with the Board of Directors' fiduciary duties to the Corporation's stockholders, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing conversion price adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the Convertible Preferred Stock. Upon receipt of such opinion or determination, the Corporation shall promptly mail a copy thereof to the Holders of the Convertible Preferred Stock and will make the adjustments described therein.

               (m) For purposes of any computation respecting consideration received pursuant to a transaction described or contemplated by this Section 6, the following shall apply:

                      (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

                      (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof);

                      (iii) whenever this Certificate of Designations calls for the determination of "fair market value," such fair market value shall be determined in good faith by the Board of Directors and as evidenced by a written resolution thereof; and

                      (iv) in the case of the issuance of Rights, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such Rights plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in this Section 6(m)).

               (n) No adjustment in the Conversion Price will be required unless the cumulative adjustments would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest one hundredth of a cent or to the nearest 1/1000th of a share, as the case may be.

               (o) No adjustment in the Conversion Price will be required under this Section 6 for (i) issuances to satisfy the Corporation's obligations to TdF in connection with the pre-emptive rights granted to TdF under the Governance Agreement, dated as of August 21, 1998, among the Corporation, TdF and certain subsidiaries thereof, except to the extent that an adjustment was made in connection with the issuance that triggered the pre-emptive rights; (ii) issuances of Common Stock or Rights to Persons who are not Affiliates of the Corporation as consideration for the acquisition of stock or assets to be used in the principal business of the Corporation or any ancillary or related business; (iii) rights to purchase Common Stock pursuant to a plan for reinvestment of dividends or interest; (iv) any change in the par value or no par value of the Common Stock, and in no event shall any adjustment be made under this Section 6 that would reduce the Conversion Price below the par value of the Common Stock; (v) Common Stock issued to the Corporation's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law; (vi) Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's-length transaction between the Corporation and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise; (vii) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting; or (viii) the conversion of Convertible Preferred Stock or the conversion, exchange or exercise of securities issued in transactions that were subject to Sections 6(g), 6(h) or 6(j) above. If an adjustment is made to the Conversion Price upon the establishment of a record date for a distribution subject to Sections 6(g), 6(h), 6(i), 6(j) or 6(k) above and if such distribution is subsequently cancelled, the Conversion Price then in effect shall be readjusted, effective as of the date when the Board of Directors of the Corporation determines to cancel such distribution, to the Conversion Price that would have been in effect if such record date had not been fixed. No adjustment in the Conversion Price need be made under Section 6 above if the Corporation issues or distributes to each Holder of Convertible Preferred Stock the shares of Common Stock, evidences of indebtedness, assets or Rights referred to in this Section that each Holder would have been entitled to receive had the Convertible Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

               No adjustment need be made for a transaction referred to in Sections 6(f), (g), (h), (i), (j) and (k) hereof, if Convertible Preferred Stock Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

               To the extent the Convertible Preferred Stock becomes convertible into cash, no adjustment needs to be made thereafter as to the cash. Interest will not accrue on the cash.

               (p) If the Corporation consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Convertible Preferred Stock shall automatically become convertible for the kind and amount of securities, cash, or other assets which the Holder of the Convertible Preferred Stock would have owned immediately after the consolidation, merger, transfer or lease if the Holder had converted the Convertible Preferred Stock immediately before the effective time of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Corporation, or the Person to which such sale or conveyance shall have been made, shall adopt an amended Certificate of Designations so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor Corporation shall mail to Convertible Preferred Stock Holders a notice describing the amended Certificate of Designations. If this subsection (p) applies, other subsections of this Section 6 do not apply.

               (q)   Change of Control.
                     -----------------

                     (i) In the event of a Change of Control, each Holder of the Convertible Preferred Stock will, if the Current Market Price of the Corporation's Common Stock as of the date of consummation of such Change of Control is less than the Conversion Price, have a one time option, exercisable at any time within 90 days after a Change of Control is consummated (the "Change of Control Conversion Period"), to convert all of
                       -----------------------------------
     their outstanding shares of Convertible Preferred Stock into shares of the Common Stock at an adjusted Conversion Price (the "Adjusted Conversion
                                                        -------------------
     Price") equal
     -----
     to the greater of (1) the last reported sale price for oneshare of the Common Stock in an arm's-length transaction as of the date of the Change of Control and (2) $12.96 (such dollar amount to be adjusted for transactions in a manner consistent with the other adjustments to the Conversion Price contemplated by this Section 6). In lieu of issuing the shares of the Corporation's Common Stock issuable upon conversion pursuant to adjustment described above in the event of a Change of Control, the Corporation may, at its option, make a cash payment equal to the Current Market Price of such Common Stock otherwise issuable.

                      (ii) Promptly upon the consummation of a Change of Control, the Corporation shall mail a notice to each Holder describing the transaction or transactions that constitute such Change of Control and stating: (1) that the Change of Control has taken place and that the Holders have an option to convert the shares of Convertible Preferred Stock at the Adjusted Conversion Price; (2) the Adjusted Conversion Price applicable to any conversion during the Change of Control Conversion Period; (3) that any shares of Convertible Preferred Stock not converted will be assumed by the successor corporation, if not the Corporation, and will continue to be entitled to all the rights and privileges afforded to it by this Certificate of Designations; (4) that, unless the Corporation defaults in the conversion of the Convertible Preferred Stock upon the Change of Control, all shares of Convertible Preferred Stock converted pursuant to the Change of Control conversion shall cease to accrue dividends after the Change of Control Conversion Date; (5) that Holders electing to have any Convertible Preferred Stock converted pursuant to a Change of Control conversion will be required to surrender the shares of Convertible Preferred Stock, with the form entitled "Option of Holder to Elect Conversion" on the reverse of the shares of the Convertible Preferred Stock completed, to the Corporation at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control conversion date (the "Change of Control Conversion Date")
                                             ---------------------------------
     specified in the notice, which Change of Control Conversion Date shall be no earlier than the expiration of the Change of Control Conversion Period;
     (6) that Holders will be entitled to withdraw their election if the Corporation receives, not later than the close of business on the second Business Day preceding the Change of Control Conversion Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the liquidation preference of Convertible Preferred Stock delivered for conversion, and a statement that such Holder is withdrawing his election to have the shares of Convertible Preferred Stock converted; and (7) that the Holder electing to convert its shares must convert all of its outstanding shares of Convertible Preferred Stock.

                      (iii) The Change of Control provisions described above shall be applicable whether or not any other provisions of this Certificate of Designations are applicable.

               (r) The Corporation shall provide to Holders of Convertible Preferred Stock reasonable notice of any event that would result in an adjustment to the Conversion Price pursuant to any of the adjustments in this
Section 6 so as to permit the Holders to effect a conversion of shares of Convertible Preferred Stock into shares of Common Stock prior to the occurrence of such event.

               (s) The Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days or such longer period as may be required by law and if the reduction is irrevocable during the period, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Corporation shall mail to holders of Convertible Preferred Stock a notice of the reduction. The Corporation shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of Sections 6(f), 6(g), 6(h), 6(i), 6(j), 6(k) and 6(q) above.

               (t)    If:

                      (i) the Corporation takes any action which would require an adjustment in the Conversion Price pursuant to Section 6(g) or 6(h) above, or clause (iv) of Section 6(f) above;

                      (ii) the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve the transaction; or

                      (iii) there is a dissolution or liquidation of the Corporation;

a Holder of Convertible Preferred Stock may want to convert such stock into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Corporation shall mail to such holders, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Corporation shall mail the notice at least ten days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section 6(t).

               (u) In any case in which this Section 6 shall require that an adjustment in the Conversion Price as a result of any event become effective as of a record date for a specified event, the Corporation may elect to defer until after the occurrence of such event (i) the issuance to the Holder of any shares of Convertible Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock or other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock or other Capital Stock of the Company issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (ii) a check in lieu of any fractional shares of Common Stock as provided in Section 6(c) above; provided that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional shares of Common Stock, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

               (v) Whenever the Corporation or its Board of Directors shall be required to make a determination under this Section 6, such determination shall be made in good faith and may be challenged in good faith by the Holders of a majority of the outstanding shares of Convertible Preferred Stock (with shares held by the Corporation or any of its Subsidiaries not being considered to be outstanding for this purpose), and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Corporation and acceptable to such Holders of Convertible Preferred Stock. If such investment banking firm resolves that the adjustment should have been more favorable to the Holders, the Corporation shall bear the costs of such firm and if such investment banking firm resolves that such determination was correct or should have been less favorable to the Holders, the Holders challenging such determination shall bear the costs of such firm.

               (w) All shares of Convertible Preferred Stock converted pursuant to this Section 6 shall be automatically retired, shall not be reissued as shares of Convertible Preferred Stock and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series preferred stock other than Convertible Preferred Stock.

               (x) Except as specifically set forth in this Section 6, none of the adjustments described in this Section 6 shall duplicate adjustments previously made or made simultaneously pursuant to other subsections of this
Section 6, or otherwise double count any transaction.

               7.    Redemption.
                     ----------

               (a) The Convertible Preferred Stock may not be redeemed at the option of the Corporation prior to October 1, 2002. The Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation, on or after October 1, 2002, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with an amount equal to accrued and unpaid dividends and Additional Dividends (if any), to the date of redemption, upon not less than 15 nor more than 60 days prior written notice, during the 12-month period commencing on October 1 of each of the years set forth below:

                      Year                         Percentage
                      ----                         ----------
                      2002                         104.125%
                      2003                         102.750%
                      2004                         101.375%
                      2005 and thereafter          100.000%


               (b) The Corporation shall redeem all of outstanding shares of Convertible Preferred Stock on March 31, 2012, at the redemption price of 100.00% of the Liquidation Preference thereof, together with an amount equal to accrued and unpaid dividends and Additional Dividends (if any) to the date of redemption.

               (c) In case of redemption of less than all shares of Convertible Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by a method that complies with the requirements of any national stock exchange (including the Nasdaq National Market) on which Convertible Preferred Stock is listed as determined by the Corporation in its sole discretion, except that the Corporation may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Corporation.

               (d) Notice of any optional redemption shall be sent by or on behalf of the Corporation not more than sixty (60) days nor less than fifteen
(15) days prior to the Redemption Date, by first class mail, postage prepaid, to all holders of record of the Convertible Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Convertible Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange (including the Nasdaq National Market) upon which Convertible Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) whether all or less than all the outstanding shares of Convertible Preferred Stock are to be redeemed and the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date; (vi) the Conversion Price; and
(vii) that Convertible Preferred Stock called for redemption may be converted at any time before the close of business on the redemption date. Upon the mailing of any such notices of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

               (e) If notice has been mailed in accordance with Section 7(d) above and provided that on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the redemption date, dividends on the shares of the Convertible Preferred Stock so called for redemption shall cease to accrue (except that, in the case a redemption date is declared by the Corporation after a Record Date and prior to the corresponding Dividend Payment Date, holders or Convertible Preferred Stock on the Record Date shall be entitled on the Dividend Payment Date to receive the dividend payable on such shares of Convertible Preferred Stock), and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Convertible Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the applicable redemption price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof.

               (f) Any funds deposited with a bank or trust company for the purpose of redeeming Convertible Preferred Stock shall be irrevocable except that:

                     (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

               (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Convertible Preferred Stock entitled thereto at the expiration of one (1) year from the applicable redemption date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the certificates formerly representing the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

          (g) No Convertible Preferred Stock may be redeemed except with funds legally available for the payment of the applicable redemption price.

          (h) Notwithstanding the foregoing provisions of this Section 7, unless the full cumulative dividends on all outstanding shares of Convertible Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Convertible Preferred Stock shall be redeemed unless all outstanding shares of Convertible Preferred Stock are simultaneously redeemed.

          (i) All shares of Convertible Preferred Stock redeemed pursuant to this Section 7 shall be automatically retired, shall not be reissued as shares of Convertible Preferred Stock and shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Convertible Preferred Stock.

          8.   Voting Rights; Board Representation.
               ------------------------------------

          In addition to any voting rights provided elsewhere herein, and any voting rights provided by law, the holders of shares of Convertible Preferred Stock shall have the following voting rights:

          (a) So long as any shares of Series A Convertible Preferred Stock are outstanding, each share of Series A Convertible Preferred Stock shall entitle the Holder thereof to vote on all matters voted on by holders of the Capital Stock of the Corporation into which such share of Series A Convertible Preferred Stock is convertible, voting together as a single class with the other shares entitled to vote, on all matters submitted to a vote of the stockholders of the Corporation. With respect to any such vote, each share of Series A Convertible Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the shares of capital stock of the Corporation into which such share of Series A Convertible Preferred Stock is convertible on the record date for such vote or, if no such record date is established, on the date any written consent of stockholders is solicited.

          (b) Except as provided in Section 8(c), the Series B Convertible Preferred Stock shall have no voting rights.

          (c) If the Accrued Dividends on the outstanding Convertible Preferred Stock accumulate in an amount equal to three (3) full quarterly dividends (a "Voting Rights Trigger Event"); then the authorized number of members of the
 ---------------------------
Corporation's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Convertible Preferred Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation.

          (d) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the Holders of Convertible Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Convertible Preferred Stock. Such right of the Holders of Convertible Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Trigger Events have been cured or waived, at which time the right of the Holders of Convertible Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults.

          (e) At any time when a Voting Rights Triggering Event has occurred and is continuing, if such voting rights shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of Holders of record of 10% or more of the Convertible Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of Holders of Convertible Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Convertible Preferred Stock then outstanding may designate in writing a Holder of Convertible Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such Holder. Any Holder of Convertible Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

          (f) If the directors so elected by the Holders of Convertible Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Convertible Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

          (g) The Corporation shall not, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Convertible Preferred Stock (with shares held by the Corporation or any of its Subsidiaries not being considered to be outstanding for this purpose):

               (i) amend this Certificate of Designations in a manner that is adverse in any respect to the Holders of the Convertible Preferred Stock;

               (ii) alter or change the rights, preferences or privileges of the Convertible Preferred Stock;

               (iii) increase or decrease the authorized number of shares of Convertible Preferred Stock or issue shares of Convertible Preferred Stock other than to Holders of Convertible Preferred Stock pursuant to its terms or to TdF; or

               (iv) amend or waive any provision of the Corporation's Certification of Incorporation or bylaws in a manner that is adverse in any respect to the Holders of the Convertible Preferred Stock.

          (h) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of Convertible Preferred Stock held by a non-consenting Holder):

               (i) alter the voting rights with respect to the Convertible Preferred Stock or reduce the number of shares of Convertible Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

               (ii) reduce the Liquidation Preference of any share of Convertible Preferred Stock;

               (iii) reduce the rate of or change the time for payment of dividends on any share of Convertible Preferred Stock;

               (iv) waive a default or event of default in the payment of dividends or Additional Dividends (if any) on the Convertible Preferred Stock;

               (v) make any share of Convertible Preferred Stock payable in money other than that stated in this Certificate of Designations; or

               (vi) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of Holders of Convertible Preferred Stock to receive the Liquidation Preference, dividends or Additional Dividends (if any) on the Convertible Preferred Stock or in the foregoing amendment and waiver provisions.

           9.  Certain Covenants.
               -----------------

          (a)  Reports. Whether or not required by the SEC, so long as any
               -------
shares of Convertible Preferred Stock are outstanding, the Corporation shall furnish to the Holders of shares of Convertible Preferred Stock all current, quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 8-K, 10-Q and 10-K if the Corporation were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Corporation and its consolidated Subsidiaries (showing in reasonable detail, in the footnotes to the financial statements and in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" (in each case to the extent not prohibited by the SEC's rules and regulations.

          (b)  Merger, Consolidation, or Sale of Assets. The Corporation shall
               ----------------------------------------
not (x) consolidate or merge with or into (whether or not the Corporation is the surviving corporation); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless:

               (i)   either (A) the Corporation is the surviving corporation; or
     (B) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (ii) in the event of any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition the agreement implementing such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition shall provide that the Convertible Preferred Stock is converted into shares of such surviving entity or Person, having in respect of such surviving entity or Person as nearly as practicable the same powers, preference and relative, participating, optional or other special rights that the Convertible Preferred Stock had immediately prior to such transaction (except that no adjustments on conversion rights shall be required pursuant to this Section 9(b));

               (iii) immediately after such transaction no Voting Rights Triggering Event exists; and

               (iv) the Corporation delivers to the Holders of the Convertible Preferred Stock an Officer's Certificate and an opinion of counsel stating that such consolidation merger or transfer complies with this Certificate of Designations.

          (c)  Restricted Payments.  No dividend whatsoever shall be declared or
               -------------------
paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Convertible Preferred

Stock. Unless full cumulative dividends on all outstanding shares of Convertible Preferred Stock due for all past Dividend Periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities or Parity Securities, respectively) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior or Parity Securities; (ii) no other distribution (other than distributions payable solely in shares of Junior or Parity Securities) shall be declared or made upon or any sum set apart for the payment of any distribution upon, any shares of Junior or Parity Securities; (iii) no shares of Junior or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior or Parity Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior or Parity Securities or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Junior or Parity Securities) by the Corporation or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior or Parity Securities by the Corporation or any of its Subsidiaries; provided, however, that any dividend or distribution on the Convertible Preferred Stock shall be shared pro-rata with any Parity Securities, if funds are not sufficient to pay all dividends or distributions due in full.

          (d)  No Amendments to Deposit Agreement or Registration Rights
               ---------------------------------------------------------
Agreement. The Corporation will not amend the Deposit Agreement or the
---------
Registration Rights Agreement without the consent of the Holders of at least 50% of the shares of the outstanding Convertible Preferred Stock (excluding Convertible Preferred Stock held by the Corporation or any of its Subsidiaries), in each case other than amendments that are not adverse in any respect to the Holders of the Convertible Preferred Stock.

          10.  Capital and Ownership Structure.
               -------------------------------

          The Corporation (a) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock on the conversion of the Convertible Preferred Stock from time to time outstanding and (b) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of all of the Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's certificate of incorporation and available for the purposes of issue upon such exercise.

          11.  Form of Payments.
               ----------------

          (a) All amounts payable in cash with respect to the Convertible Preferred Stock shall be payable in United States dollars and may be made by check mailed to the Holders of the Convertible Preferred Stock at their respective addresses set forth in the register of Holders of Convertible Preferred Stock maintained by the Corporation, provided that all cash payments with respect to shares of Convertible Preferred Stock the Holders of which have given wire transfer instructions to the Corporation at least 48 hours prior to such payment will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

          (b) Any payment on the Convertible Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

          12.  Officer's Certificate.
               ---------------------

          Each Officer's Certificate provided for in this Certificate of Designations shall include:

          (a) a statement that the officer making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been satisfied.

          13.  Exclusion of Other Rights.
               -------------------------

          Except as may otherwise be required by law, the shares of Convertible Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation.

          14.  Headings of Subdivisions.
               ------------------------

          The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          15.  Severability of Provisions.
               --------------------------

          If any voting powers, preferences and relative, participating, optional and other special rights of the Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

          16.  Form of Securities.
               ------------------

          (a) The shares of Convertible Preferred Stock were initially issued in a transaction exempt from the registration requirements of the United States Securities Act of 1933 and are subject to the transfer restrictions as set forth in Section 4.8 of the Purchase Agreement. The shares of Common Stock issuable upon conversion thereof will bear a legend to the following effect, unless the Corporation determines otherwise in compliance with applicable law:

     THE SECURITIES (OR ITS PREDECESSOR) EVIDENCED HEREBY WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND THE SECURITIES EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITIES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITIES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITIES MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) BY THE INITIAL INVESTOR (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (d) TO THE COMPANY OR (e) PURSUANT TO AN EXEMPTION TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (1) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITIES

     EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by ___________________,______________________ this __/th/ day of
November, 1999.

                                         CROWN CASTLE INTERNATIONAL CORP.



                                         By:___________________________
                                            Name:
                                            Title: